UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 3111 Camino Del Rio North, Suite 400 San Diego, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 92108 (Zip Code)

Registrant’s telephone number, including area code: (858) 450-2900

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Bridge Financing

On August 30, 2013, Genius Brands International, Inc., a Nevada corporation (the “Company”), sold $530,000 of its 12% convertible promissory notes (the “Bridge Notes”) to certain accredited investors. The sale of the $530,000 of Bridge Notes includes the conversion of accrued but unpaid loans and compensation owed to members of management in the aggregate amount of $221,000, which such conversion is conditioned up such members of management investing an aggregate of $221,000 in a future financing.

The Bridge Notes are due on October 21, 2013 (the “Maturity Date”) and are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at an initial conversion price of $0.01212 per share, subject to adjustment in the case of stock splits, dividends and lower priced issuances (subject to certain customary exceptions). The Bridge Notes accrue interest at a rate of 12% per annum and may be prepaid, in whole or in part, without premium or penalty. The Company is prohibited from effecting a conversion of the Bridge Notes to the extent that as a result of such conversion, the holder would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s Common Stock, calculated immediately after giving effect to the issuance of shares of Common Stock upon conversion of such Bridge Note.

Notwithstanding the foregoing, if any at time prior to the Maturity Date, the Company consummates an “Acquisition Transaction”, as such term is defined in the Bridge Notes, then the entire outstanding principal of the Bridge Notes, plus all accrued but unpaid interest thereon, shall automatically, and without further action on the part of the holder, convert into shares of Common Stock, at the conversion price then in effect and the Bridge Notes will be immediately cancelled and of no further force or effect

The Bridge Notes are subject to certain “Events of Defaults” which could cause all amounts due and owing thereunder to become immediately due and payable. Among other things, the Company's failure to pay the principal amount of any Bridge Note when due, the Company fails to meet the current public information requirements under Rule 144, the failure to perform any covenant or agreement contained in the Bridge Notes or if a default shall occur under any material agreement, lease, document or instrument to which the Company is a party, shall constitute and Event of Default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Bridge Financing

See Item 1.01 above, which disclosures are incorporated herein by reference.

Warrant Exchange

On August 30, 2013, the Company entered into an exchange agreement with the holder (the “Warrant Holder”) of its Common Stock Purchase Warrant (the “Warrant”) to purchase up to 5,000,000 shares of Common Stock (the “Warrant Exchange”). In exchange for the return and cancellation of the Warrant in full, the Company issued the Warrant Holder 5,000,000 shares of the Company’s Common Stock.

The securities referenced above were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

See Warrant Exchange under Item 3.02 above, which disclosures are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: September 4, 2013	By:	/s/ Klaus Moeller
	Name:	Klaus Moeller
	Title:	Chief Executive Officer

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